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                                    Exhibit 11.1
                               ASCENT PEDIATRICS, INC.
                     COMPUTATION OF NET INCOME PER COMMON SHARE

                                                                  BASIC (1)(2)
                                                                  ------------
For the year ended December 31, 1998:
    Common stock outstanding, beginning of the period                6,893,332
    Weighted average common stock issued during the period              46,016
                                                                   -----------
    Weighted average number of common shares outstanding             6,939,348
                                                                   ===========

    Net loss per common share                                      $     (2.69)
                                                                   ===========
For the year ended December 31, 1997:
    Common stock outstanding, beginning of the period                  198,155
    Weighted average common stock issued during the period           3,935,913
                                                                   -----------
    Weighted average number of common shares outstanding             4,134,068
                                                                   ===========

    Net loss per common share                                      $     (3.08)
                                                                   ===========
For the year ended December 31, 1996:
    Common stock outstanding, beginning of the period                  197,837
    Weighted average common stock issued during the period                 254
                                                                   -----------
    Weighted average number of common shares outstanding               198,091
                                                                   ===========

    Net loss per common share                                      $    (33.44)
                                                                   ===========

(1) All shares have been restated to reflect a 0.85-for-one reverse stock split. See Note J to the Financial Statements of Ascent included in Ascent's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

(2) The number of shares outstanding for basic net loss per common share is the same as those for diluted net loss per common share.